Exhibit 99.1

TALOS PRODUCTION INC.

OFFER FOR ANY AND ALL OUTSTANDING 12.00% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2026 IN EXCHANGE FOR 12.00% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2026 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) PURSUANT TO THE PROSPECTUS DATED ____________, 2021

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON_____________ , 2021, UNLESS EXTENDED BY THE ISSUER IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

__________________, 2021

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

Talos Production Inc. (the “Issuer”) is offering to exchange (the “Exchange Offer”) $650,000,000 aggregate principal amount of its 12.00% Second-Priority Senior Secured Notes due 2026 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended, for a like principal amount of its outstanding 12.00% Second-Priority Senior Secured Notes due 2026 (the “Outstanding Notes”) upon the terms and subject to the conditions set forth in the Prospectus dated ______________, 2021 (the “Prospectus”) and in the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”). Capitalized terms used herein but not defined herein shall have the same meanings given to them in the Prospectus.

Enclosed herewith are copies of the following documents:

1.          The Prospectus;

2.          The Letter of Transmittal for your use and for the information of our clients; and

3.          A form of letter which may be sent to your clients for whose account you hold the Outstanding Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON ___________________, 2021, UNLESS EXTENDED OR EARLIER TERMINATED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Outstanding Notes pursuant to the Exchange Offer.

Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

Very truly yours,

Talos Production Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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